CUSIP No. 63888P-10-9                Exhibit C               Page 70 of 91 Pages
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                         Form of Percentages Agreement
                         -----------------------------

                            CAPITAL DEVELOPMENT S.A.
                           6, Boulevard Georges-Favon
                                Case Postale 5726
                          CH-1211 Geneva 11 Switzerland


                                                             As of July 23, 1997

Azure Limited Partnership I
13 Eagles Nest Drive
LaConner, WA  98257
Attention: Leo L. Azure, Jr.

                    Global Health Alternatives, Inc. ("GHA")
                    ----------------------------------------


Dear Sirs:

         As you know, the undersigned Capital Development S.A. ("CD") is or was the holder of 683,366 shares (the "CD Shares") of the Common Stock, par value $.0001 per share, of GHA ("GHA Common Stock"), and the Azure Limited Partnership I ("ALP") is or was the holder of 1,384,617 shares (the "ALP Shares") of GHA Common Stock. Accordingly, the CD Shares represent approximately 33% of the combined CD Shares/ALP Shares, and the ALP Shares represent approximately 67% of the combined CD Shares/ALP Shares. This approximately 33%/67% proportion is hereinafter referred to as the "CD/ALP GHA Shares Proportion". As you also know, GHA has today entered into and consummated the transactions contemplated by an Amended and Restated Agreement and Plan of Reorganization, dated as of July 23, 1997 (the "NHTC Agreement"), among Natural Health Trends Corp. ("NHTC"), GHA and the stockholders of GHA (including CD and ALP). Capitalized terms used and not defined herein have the respective meanings ascribed to such terms under the NHTC Agreement.

         Under the NHTC Agreement, NHTC has issued or delivered, or may be obligated to issue and deliver, shares of its Common Stock, par value $.001 per share, as follows: (i) 5,800,000 shares issuable at the one or more Closings (the "Firm Shares"); (ii) 800,000 shares contingently issuable promptly after the 60th day after the end of the First Contingent Shares Measure Period (the "First Contingent Shares"); and (iii) a presently-undeterminable number of shares (up to $45,000,000 worth) contingently issuable promptly after the 60th day after the end of the Second Contingent Shares Measure Period (the "Second Contingent Shares").

         Under the NHTC Agreement, each stockholder of GHA immediately prior to the initial Closing ("GHA Stockholders") thereunder is entitled to receive a proportion of the Firm Shares and any First Contingent Shares and Second Contingent Shares that are issued (collectively, the "NHTC Shares") equal to such stockholder's "Percentage". For this purpose, Percentage means, with respect to any GHA Stockholder, the percentage obtained by dividing: (i) the number of shares of Common Stock of GHA held by such

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CUSIP No. 63888P-10-9                Exhibit C               Page 71 of 91 Pages
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GHA  Stockholder  (as  indicated   opposite  such  GHA  Stockholder's   name  on
theappropriate "Agreement Signature Page" to the NHTC Agreement), by (ii) the total number of such shares outstanding on the Closing Date; provided that a GHA Stockholder's Percentage may be adjusted to the extent that such GHA Stockholder has acquired or transferred its rights to any of the NHTC Shares from or to any other GHA Stockholder.

         The purpose of this letter is to set forth our agreement with respect to our respective NHTC Shares, as follows.

         1. Ownership of Contingent Shares. It is hereby agreed that, as between the undersigned CD and ALP (and notwithstanding any inconsistent issuance or delivery of NHTC Shares by NHTC), CD shall own (or otherwise be entitled to all the benefits of ownership of) 60%, and ALP shall own (or otherwise be entitled to all the benefits of ownership of) 40%, of all of the First Contingent Shares and Second Contingent Shares (collectively, the "Contingent Shares") that may be issued or delivered to CD and ALP; provided, however, that, in the event that Sir Brian Wolfson shall not have remained an officer or director of NHTC substantially continuously from the date hereof until the end of the Second Contingent Shares Measure Period, then CD shall own (or otherwise be entitled to all the benefits of ownership of) 50%, and ALP shall own (or otherwise be entitled to all the benefits of ownership of) 50%, of all of the Contingent Shares that may be issued or delivered to CD and ALP. The NHTC Shares that, as a result of the foregoing agreement, CD shall own (or be entitled to the benefits of ownership of) in excess of the approximately 33%/67% CD/ALP GHA Shares Proportion are hereinafter referred to as the "Excess Shares".

         2. Transfer; Further Assurances. In order to implement the foregoing agreements, ALP hereby: (i) TRANSFERS, ASSIGNS AND CONVEYS to CD, and its successors and assigns forever, all the rights, title and interests that ALP may now have or in the future may obtain in, to and under the Excess Shares, and
(ii) AGREES that it will, at any time and from time to time after the date hereof, do, execute, acknowledge and deliver (or cause to be done, executed, acknowledged or delivered) all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and/or assurances as may be reasonably requested by CD for the better transferring, assigning, conveying, assuring and confirming to CD (or for the aiding and assisting in the collection of or reducing to possession by CD) of the Excess Shares, or to vest in CD all of ALP's rights, title and interests in, to and under the Excess Shares, or to otherwise enable CD to realize upon or otherwise enjoy all the benefits of the Excess Shares. The obligations of ALP under the foregoing clause (ii) may be discharged by ALP's actual transferring and assigning over to CD the NHTC Shares that represent any Excess Shares issued or transferred to ALP.

         3. Firm Shares Unaffected. As a result of the initial Closing under the NHTC Agreement, ALP has been issued 1,662,767 Firm Shares and CD has been issued 820,645 Firm Shares. Nothing herein set forth shall be deemed to affect the rights, title or interests of ALP and CD in, to or under any such Firm Shares; ALP and CD shall maintain their relative ownership interests in the Firm Shares in the approximately 33%/67% CD/ALP GHA Shares Proportion.

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CUSIP No. 63888P-10-9                Exhibit C               Page 72 of 91 Pages
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         4.  Effect  on  Percentages.  Inasmuch  as on the date  hereof  GHA has outstanding 4,829,768 shares of Common Stock, the Percentages of ALP and CD (as to the Firm Shares and, before giving effect to the agreements set forth herein, the Contingent Shares) are approximately 28.668396% and 14.149044%, respectively (or approximately 42.81744% in the aggregate. It is acknowledged and agreed that, as a result of the agreements of the parties hereunder, their respective Percentages are being adjusted with respect to the Contingent Shares (and not any Firm Shares) so as to be: (i) in the event that Sir Brian Wolfson shall have remained an officer or director of NHTC substantially continuously from the date
hereof  until  the  end  of  the  Second   Contingent   Shares  Measure  Period,
approximately 17.126976% for ALP and 25.690464% for CD, and (ii) in the event that Sir Brian Wolfson shall not have remained an officer or director of NHTC substantially continuously from the date hereof until the end of the Second Contingent Shares Measure Period, approximately 21.40872% for ALP and 21.40872% for CD.

         5. Prior Agreement Superseded. This agreement is intended to supersede and entirely replace the letter agreement (captioned as above), dated June ___, 1997, between the parties hereto with respect to NHTC Shares, the parties having determined that such agreement has been rendered obsolete due to changes in circumstances with respect to the Agreement and Plan of Reorganization with GHA and NHTC. Accordingly, such prior letter agreement is hereby terminated by mutual agreement of the parties thereto.

         6. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding the choice of law or conflicts of law principles thereof.


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CUSIP No. 63888P-10-9                Exhibit C               Page 73 of 91 Pages
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         If the  foregoing  accurately  sets  forth  our  understanding,  kindly execute a copy of this letter in the space provided and return it to the undersigned, whereupon it will become a binding agreement between us.


                                              Very truly yours,

                                              CAPITAL DEVELOPMENT S.A.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Accepted:

AZURE LIMITED PARTNERSHIP I



By:
    -------------------------------
    Darlene K. Beck
    General Partner



By:
    -------------------------------
     Debbie R. Reis
     General Partner



By:
    -------------------------------
    Andrew L. Azure
    General Partner


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